UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue, 20th Floor, New York, NY USA 10111

(Address of principal executive offices) (Zip Code)

1-844-689-3939

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AVXL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Operating Officer

On May 11, 2026, Felix Lauscher, who had held the title of Chief Operating Officer of Anavex Life Sciences Corp. (the “Company”) since March 1, 2026, departed from the Company as part of a broader reorganization of duties at the Company following the appointment of Dr. Terrie Kellmeyer as the Company’s Interim Chief Executive Officer.

During his tenure as Chief Operating Officer and pursuant to his employment agreement, Mr. Lauscher had an annual base salary of $264,000, of which he received a prorated amount for his period of service. In addition, he was granted 50,000 stock options, of which 45,833 were immediately forfeited upon his departure and 4,167 of which vested on March 31, 2026 and remain exercisable until August 9, 2026 at a price of $4.69 per share in accordance with his award agreement and the Company’s Omnibus Incentive Plan. In connection with his departure, in consideration for the execution (and non-revocation) of a general release he has been offered a further two weeks’ compensation at his base salary level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Sandra Boenisch
Name: Sandra Boenisch, CPA, CGA
Title: Principal Financial Officer, Treasurer

Date: May 15, 2026